UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2012
BioMed Realty Trust, Inc.
BioMed Realty, L.P.
(Exact name of registrant as specified in its charter)

Maryland	1-32261 (BioMed Realty Trust, Inc.) 000-54089 (BioMed Realty, L.P.)	20-1142292 (BioMed Realty Trust, Inc.) 20-1320636 (BioMed Realty, L.P.)

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
17190 Bernardo Center Drive
San Diego, California 92128
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
BioMed Realty Trust, Inc. (the “Company”) and BioMed Realty, L.P. (the “Operating Partnership”) are disclosing the following information to supersede the disclosure regarding foreign accounts contained in the section “Material United States Federal Income Tax Considerations” under the heading “—Foreign Accounts” in the Company’s and the Operating Partnership’s Registration Statement on Form S-3 (File Nos. 333-183669 and 333-183669-01) and in the Company’s Registration Statements on Form S-3 (File Nos. 333-183670, 333-183676 and 333-183677), and any other discussion of foreign accounts in the foregoing documents:
Foreign Accounts
Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-United States entities. Specifically, a 30% withholding tax may be imposed on dividends and interest on, and gross proceeds from the sale or other disposition of, our capital stock or debt securities paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders.
Although these rules currently apply to applicable payments made after December 31, 2012 (other than interest payments made on certain debt securities discussed below), Proposed Treasury Regulations and subsequent IRS guidance provide that the withholding provisions described above will generally apply to payments of dividends or interest made on or after January 1, 2014 and to payments of gross proceeds from a sale or other disposition of stock or debt securities on or after January 1, 2017. Because we may not know the extent to which a distribution is a dividend for United States federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend. In addition, although these rules currently would not apply to debt securities outstanding on March 18, 2012, the Proposed Treasury Regulations extend the date of their initial application and indicate that this withholding tax would not apply to debt securities outstanding on January 1, 2013.
The guidance described above will not be effective until it is reflected in final Treasury Regulations. Prospective investors should consult their tax advisors regarding these withholding provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: November 2, 2012	BIOMED REALTY TRUST, INC.
By: /s/ GREG N. LUBUSHKIN
Name: Greg N. Lubushkin Title: Chief Financial Officer

BIOMED REALTY, L.P.
By: BioMed Realty Trust, Inc. its General Partner By: /s/ GREG N. LUBUSHKIN
Name: Greg N. Lubushkin Title: Chief Financial Officer